                                                                     Exhibit 1.1
                                                                     -----------
                             Cytogen Corporation

                                 Common Stock
                          (par value $0.01 per share)

                                 ____________


                              Purchase Agreement


                                                                  March 28, 1995


Nomura Securities International, Inc.
2 World Financial Center, Building B
New York, New York 10281-1198

Dear Sirs:

           Cytogen Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell, from time to time, to you (the "Purchaser") a number of shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company that, when multiplied by the applicable Trading Price(s) (as defined below), is equal to up to $49,000,000 (the "Purchase Amount") and the related Warrants.

           1. Except as otherwise expressly provided herein, capitalized terms used herein shall have the following meanings :

           "Act" shall mean the Securities Act of 1933.

           "Adjusted Takedown Amount" shall have the meaning assigned in Section 2(c) hereof.

           "Basic Prospectus" shall mean the prospectus contained in the Registration Statement at the Effective Date or any subsequent date and all information incorporated by reference therein.

           "Business Day" shall mean any trading day on Nasdaq during which trading in the Shares is not suspended or limited for more than 60 minutes.
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                                                                               2


           "Closing Date" shall mean (i) for any Pricing Period which ends prior to June 7, 1995, the fourth Business Day immediately following the last Business Day of the applicable Pricing Period and (ii) for any Pricing Period which ends on or after June 7, 1995, the second Business Day immediately following the last Business Day of the applicable Pricing Period; provided, however, if the
                                               --------  -------
Purchaser shall have terminated the related Takedown pursuant to the proviso in
Section 2(c) hereof, the Closing Date shall be the fourth Business Day or the second Business Day, as the case may be, immediately following the termination of the Takedown.

           "Commission" shall mean the Securities and Exchange Commission.

           "Commitment Fee" shall mean the fee to be paid by the Company to the Purchaser as defined in Section 5(a) hereof.

           "Company" shall have the meaning assigned in the first paragraph of this Agreement.

           "Continuation Fee" shall mean the fee to be paid by the Company to the Purchaser as defined in Section 5(a) hereof.

           "Diligence Period" shall mean the period of time from the Execution Time until the First Effective Date.

           "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date thereof on which a document incorporated by reference in the Registration Statement is filed with the Commission.

           "Exchange Act" shall mean the Securities Exchange Act of 1934.

           "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

           "Final Prospectus" shall mean the Basic Prospectus and any supplement relating to the particular Shares, Warrants and Warrant Shares being sold pursuant to this Agreement that is filed pursuant to Rule 424(b) after the
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                                                                               3

Execution Time and all information incorporated by reference therein.

           "Final Takedown Amount" shall mean the amount in dollars of Shares to be included in a Takedown.

           "First Effective Date" shall mean the date that the initial Registration Statement is first declared effective by the Commission.

           "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

           "Initial Takedown Amount" shall have the meaning assigned in Section 2(b) hereof.

           "Investment Company Act" shall mean the Investment Company Act of
1940.

           "Material Adverse Effect" shall have the meaning assigned in Section 6(m) hereof.

           "Minimum Price" shall mean, for any Business Day during a Pricing Period, a closing price of the Shares as quoted on Nasdaq equal to 85% of the closing price of the Shares as quoted on Nasdaq on the Business Day immediately preceding the commencement of such Pricing Period.

           "Minimum Volume" shall mean, for any Business Day during a Pricing Period, a trading volume of the Shares on Nasdaq equal to 85% of the average of the trading volume of the Shares on Nasdaq for the 63 Business Days immediately preceding the commencement of such Pricing Period.

           "Nasdaq" means the Nasdaq National Market (or, if applicable, the principal national securities exchange on which the Shares are listed or admitted for trading).

           "Pricing Period" shall mean, subject to Section 2(c) hereof, the Pricing Period Commencement Date and the 20 Business Days immediately following thereafter.

           "Pricing Period Commencement Date" shall mean the Business Day selected pursuant to the procedures set forth in Section 2(b) hereof.
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                                                                               4

           "Proposed Takedown Amount" shall mean the amount in dollars of Shares proposed to be included in a Takedown pursuant to a Takedown Notice.

           "Purchase Amount" shall have the meaning assigned in the first paragraph of this Agreement.

           "Purchaser" shall have the meaning assigned in the first paragraph of this Agreement.

           "Registration Statement" shall mean the shelf registration statement filed pursuant to Rule 415 under the Act referred to in Section 6(a) and, to the extent applicable, any subsequent registration statement filed pursuant to
Section 7(n) hereof, including incorporated documents, exhibits, financial statements and other information, as such registration statement may be amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the applicable Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

           "Response Notice" shall mean the notice from the Purchaser described in Section 2(b) hereof.

           "Rule 415", "Rule 424" and "Rule 430A" shall refer to such rules under the Act.

           "Rule 430A Information" shall mean information with respect to the Shares, Warrants and Warrant Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

           "Shares" shall have the meaning assigned in the first paragraph of this Agreement.

           "Takedown" shall mean any sale and purchase of Shares and Warrants subject to a Takedown as described in Sections 2 and 3 hereof.

           "Takedown Notice" shall mean the notice from the Company to the Purchaser described in Section 2(b) hereof.
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                                                                               5

           "Termination Fee" shall mean the fee to be paid by the Company to the Purchaser as defined in Section 5(c) hereof.

           "Trading Price" shall mean, subject to Section 2(c) hereof, an amount equal to the sum of the closing bid prices of the Shares as quoted on Nasdaq during the Pricing Period divided by the aggregate number of Business Days in such Pricing Period.

           "Warrants" shall mean the Warrants of the Company in the form of Exhibit A to the Warrant Agreement of even date herewith between the Company and Mellon Securities Trust Company, as Warrant Agent, attached hereto (and incorporated herein in its entirety) as Annex A.

          "Warrant Shares" shall mean the Shares purchasable upon exercise of the Warrants issued in accordance with Sections 2 and 3 hereof.

           2. (a) Subject to the terms and conditions set forth herein, from time to time and at any time, upon delivery by the Company to the Purchaser of a Takedown Notice, the Company shall be obligated to sell to the Purchaser, and the Purchaser shall be obligated to purchase from the Company, (i) the number of Shares that, when multiplied by the applicable Trading Price, equals the Final Takedown Amount described in paragraph (c) below and (ii) the number of Warrants described in paragraph (d) below. Each Takedown shall occur on the related Closing Date. In no event shall the aggregate of the Final Takedown Amounts of Shares sold by the Company or purchased by the Purchaser pursuant to this paragraph (a) exceed the Purchase Amount.

           (b) To propose a Takedown, the Company shall, on any Business Day, deliver a Takedown Notice to the Purchaser, at the address of the Purchaser specified in Section 18 hereof, specifying (i) the Proposed Takedown Amount, which in no event shall be (x) less than $500,000 or (y) when divided by the closing bid price of the Shares as quoted on Nasdaq on such Business Day and when added to (A) the number of Warrant Shares subject to Warrants to be issued in such Takedown pursuant to paragraph (d) below and (B) that number of Shares of the Company then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Purchaser or already subject to another pending
Takedown would equal more than 9.0% of the Company's issued
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                                                                               6

and outstanding Shares and (ii) the Pricing Period Commencement Date (which shall be no less than ten Business Days following such Business Day). No Takedown Notice shall be delivered on any date subsequent to two years after the First Effective Date.

           Within five Business Days of delivery of the Takedown Notice to the Purchaser, the Purchaser shall deliver a Response Notice to the Company, at the address of the Company specified in Section 18 hereof, specifying (i) whether the Purchaser, in its sole discretion, accepts or rejects the recommended Takedown and (ii) if the Purchaser so accepts such Takedown, any proposed modification to the Proposed Takedown Amount (subject to the limitations set forth in clauses (x) and (y) of the preceding paragraph) or the recommended Pricing Period Commencement Date, and (iii) if the Proposed Takedown Amount is $5,000,000 or greater, any additional due diligence requirements of the Purchaser.

           If the Purchaser accepts the proposed Takedown and the Company and the Purchaser agree on the Proposed Takedown Amount (the Proposed Takedown Amount as so agreed upon, the "Initial Takedown Amount") and the Pricing Period Commencement Date, the Pricing Period shall commence on the Pricing Period Commencement Date so agreed upon and the Takedown shall occur on the Closing Date, subject to the satisfaction or waiver (in the Purchaser's sole discretion) of any terms or conditions precedent to such Takedown.

           On each Pricing Period Commencement Date, the Company shall file with the Commission a supplement to the Final Prospectus setting forth the Initial Takedown Amount, the Pricing Period Commencement Date, the expected maximum net proceeds, the expected Closing Date and any other information that may be required by the Commission for such Takedown.

           (c)  If on any Business Day during a Pricing Period:

           (i) any representation, warranty or other statement of the Company herein is not, in the sole judgment of the Purchaser, true and correct in all respects;

           (ii) the Company shall, in the sole judgment of the Purchaser, have failed to perform in any material respect any of its obligations required hereunder theretofore to be performed hereunder, including, without limitation, the obligation of the Company pursuant to Section 7(c) hereof to amend or supplement the Final Prospectus;

           (iii) any of the conditions set forth in
     Section 9(f), (g), (h), (i), (l), (m), (n) or (o) hereof shall not, in the sole judgment of the Purchaser, be then satisfied; or

            (iv) either or both the trading volume of the Shares on Nasdaq does not exceed the Minimum Volume or the closing price of the Shares as quoted on Nasdaq does not exceed the Minimum Price;

then, in any such case, such Business Day may, in the sole discretion of the Purchaser, be excluded from such Pricing Period for purposes of calculating the Trading Price, and the Initial Takedown Amount for such Pricing Period shall be decreased by an amount equal to 1/21 of such Initial Takedown Amount (such adjusted Initial Takedown Amount shall be referred to herein as the "Adjusted Takedown Amount"); provided, however, that, in the case of the foregoing clauses
                   --------  -------
(i), (ii) or (iii), the Purchaser, in its sole judgment, may terminate such Takedown and, in such case, shall only be obligated to purchase a number of Shares for such Takedown equal to the sum of the Initial Takedown Amount (or Adjusted Takedown Amount, as the case may be) multiplied by a fraction, the numerator of which is the number of Business Days that have expired during such Pricing Period before such failure (and that have not otherwise been excluded from such Pricing Period as described above) and the denominator of which is 21. In the event of any election pursuant to the foregoing sentence, the Purchaser shall notify the Company thereof by 5:00 p.m. New York City Time on the immediately following Business Day. In any case, the final amount in dollars of Shares to be included in a Takedown as determined under this paragraph (c) shall be referred to herein as the "Final Takedown Amount."

           (d) For each Takedown, the Company shall be obligated to sell to the Purchaser, and the Purchaser shall be obligated to purchase from the Company, the number of Warrants, immediately exercisable (x) for a number of Warrant Shares equal to 10% of the number of Shares to be purchased and delivered on the related Closing Date and (y) at an exercise price equal to 160% of the related Trading Price. The Warrants shall have the terms and
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                                                                               8

conditions set forth in the Warrant Agreement attached hereto (and incorporated herein in its entirety) as Annex A.

           (e) No later than 5:00 p.m. New York City Time on the last day of each Pricing Period, the Purchaser shall notify the Company of the applicable Trading Price and the number of Shares and Warrants to be delivered by the Company on the Closing Date for such Pricing Period. Such notification shall be conclusive, absent manifest error.

           (f) The Purchaser agrees to offer any Shares and Warrants subject to a Takedown for sale only in accordance with the terms and conditions set forth in a Final Prospectus.

           (g) No fractions of such Shares or Warrants shall be issued and delivered. In lieu thereof, any such fraction shall be rounded up to the nearest whole number and a whole Share or Warrant, as the case may be, shall be issued and delivered, without any further payment required from the Purchaser.

           3. Delivery of and payment for any Shares and Warrants subject to a Takedown shall be made at 10:00 a.m. New York City Time on the related Closing Date, which date and time may be postponed by agreement between the Purchaser and the Company. Delivery of any such Shares and Warrants shall be made to the Purchaser against (i) payment by the Purchaser of an amount equal to the sum of
(A) 90% of the Final Takedown Amount for such Shares and (B) the product of $0.001 multiplied by the number of Warrant Shares for which the Warrants described in Section 2(d) hereof are exercisable, to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Certificates for any Shares and Warrants subject to a Takedown shall be registered in such names and in such denominations as the Purchaser may request not less than three Business Days in advance of the related Closing Date. The Company agrees to have any such Shares and Warrants available for inspection, checking and packaging by the Purchaser in New York, New York, not later than 1:00 p.m. New York City Time on the Business Day prior to the related Closing Date.

           Delivery of any Shares subject to a Takedown shall be made at such location as the Purchaser shall reasonably designate at least one Business Day in advance of the related Closing Date. Each closing, including the delivery
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                                                                               9

of Warrants and the payment for Shares and Warrants, shall be at, unless otherwise agreed to by the Company and the Purchaser, the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York.

           4. The Purchaser represents and warrants to the Company that the execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders is required; this Agreement has been duly executed and delivered by the Purchaser; and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

           5. (a) Concurrently with the execution and delivery of this Agreement, the Company shall pay the Purchaser $100,000 (the "Commitment Fee"), which fee shall be non-refundable notwithstanding termination of this Agreement or the failure to Takedown an amount of Shares equal to the Purchase Amount, except in the case where the Purchaser terminates this Agreement prior to the First Effective Date for reason of (i) potential liability on the part of the Purchaser for any incremental charge or other expense beyond those currently applicable, or (ii) an increase in the Purchaser's net capital obligations, as a result of the transactions contemplated by this Agreement. If the Purchaser does not terminate this Agreement within six months after the First Effective Date, the Company shall further pay to the Purchaser $200,000 (the "Continuation Fee"), which fee shall be non-refundable for any reason, including, without limitation, termination of this Agreement or the failure to Takedown an amount of Shares equal to the Purchase Amount.

           (b) In the event that the Purchaser does not agree to (i) any three successive Takedowns proposed by the Company in accordance with Section 2(b), or
(ii) at least four Takedowns proposed by the Company in accordance with Section 2(b) within any 12 month period, then the Company shall have the option to (x) terminate this Agreement, without any further obligation or liability or (y) terminate the exclusive right granted to the Purchaser in Section 7(e) to purchase the Shares and Warrants under this Agreement; provided that, for the
                                                       --------
purposes of this paragraph (b), only one Takedown Notice shall be counted (and only one Takedown shall be deemed to have been proposed by the Company) during any period of 20 consecutive Business Days, and provided further, that the
                                                -------- -------
Purchaser shall be deemed to have agreed to any Takedown proposed by the Company if the Purchaser consents to an Initial Takedown Amount of at least $500,000. If the Company does not exercise its option under clause (x) or (y) within 15 Business Days after the date when the condition described in clause (i) or (ii) first arises, the Company shall be deemed to have irrevocably waived such option with respect to such period.

           (c) In the event that the Company terminates this Agreement for any reason, except in the case of termination as provided in clause (x) of paragraph
(b) above or Section 12(a) and 12(d) hereof, the Company shall pay to the Purchaser $250,000 (the "Termination Fee").

           (d) If, (i) the Shares are not quoted on Nasdaq, or (ii) in the case of a merger or consolidation, (A) the Company is not the surviving entity, and
(B) there is a Change in Control (as defined herein) of the Company, the Company shall pay to the Purchaser an amount equal to 1% of the difference between the Purchase Amount and the aggregate of the Final Takedown Amounts (for which Shares and Warrants were delivered to the Purchaser). For the purposes of this paragraph (d), a "Change in Control" will be deemed to occur if in any transaction, including any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature), the shares held by the holders of Common Stock of the Company immediately prior to such transaction and any shares issued in exchange or with respect to such shares in such transaction constitute less than 50% of the total voting power of the Company immediately after the consummation of such transaction.

           (e) Any payment pursuant to this Section 5 shall be made within two Business Days following the respective event which gives rise to such payment obligation and shall be to or upon the order of the Purchaser by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds.

           6. The Company represents and warrants to, and agrees with, the Purchaser that:

           (a)  The Company meets the requirements for the use of Form S-3 under the Act and has filed or shall file pursuant to Rule 415 under the Act with the Commission a shelf registration statement on such Form, including a basic prospectus or prospectuses and forms of prospectus supplements, for registration under the Act of the offering of (i) such number of Shares as the Company may from time to time request the Purchaser to Takedown in accordance with this Agreement, (ii) the number of Warrants related to such number of Shares referred to in clause (i), and (iii) the number of Warrant Shares related to such number of Warrants referred to in clause (ii); provided,
                                                                      --------
however, the sum of such Shares, Warrants and Warrant Shares so registered shall
- -------
not exceed 10% of the aggregate market value of the issued and outstanding voting equity securities of the Company held by non-affiliates (calculated as of a date within 60 days prior to the date of filing). The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. In connection with each Pricing Period and Takedown and any sale of the Warrants and Warrant Shares, the Company will file with the Commission one or more final prospectus supplements relating to the Shares, Warrants and Warrant Shares in accordance with Rules 430A and 424(b). The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Shares, Warrants and Warrant Shares and the offering thereof. As filed, each final prospectus supplement or supplements shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares, Warrants and Warrant Shares and the offering thereof. Except to the extent the Purchaser shall agree in writing to a modification, each prospectus supplement shall be in all substantive respects in the form furnished to the Purchaser prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus) as the Company has advised the Purchaser, prior to the Execution Time, will be included or made therein.

           (b) On each Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on each Pricing Period Commencement Date, each day during the Pricing Period and each Closing Date, the Final Prospectus will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder; on each Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on each Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to
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                                                                              12

Rule 424(b) and on each Pricing Period Commencement Date, each day during a Pricing Period and each Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
- --------  -------
the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Any reference in this Agreement to a Registration Statement, a Basic Prospectus, or a Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to a Registration Statement, a Basic Prospectus or a Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after any Effective Date of a Registration Statement or the issue date of a Basic Prospectus or a Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

           (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

           (d) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned beneficially and of record by the Company or one of its subsidiaries, free and clear of all liens, encumbrances, equities or claims.

           (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest financial statements included or incorporated by reference in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

           (f) The Company and its subsidiaries have good title in fee simple to or a leasehold interest in all real property and personal property material to its business, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings and personal property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings and personal property by the Company and its subsidiaries.

           (g) The Company has an authorized capitalization as set forth in the Final Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All such shares of capital stock of each subsidiary of the Company are owned beneficially and of record by the Company or one of its subsidiaries, free and clear of all liens, encumbrances, equities or claims.

           (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

           (i) The Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

           The Shares to be issued and sold by the Company to the Purchaser hereunder have been, or will be at the time of issuance, registered under the Act, duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Final Prospectus.

           (k) The Warrants to be issued and sold by the Company to the Purchaser hereunder (A) have been, or will be at the time of issuance, duly and validly authorized, (B) when duly executed, issued and delivered by the Company and duly countersigned by the Warrant Agent in accordance with the terms of this Agreement and the Warrant Agreement will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, (C) have been, or will be at the time of issuance, registered under the Act, and (D) will not at the time of receipt by the holder be subject to any restrictions on transfer or sale, except any restrictions imposed by applicable securities laws; and the stockholders of the Company have no preemptive rights with respect to the Warrants.

           (l)  The Warrant Shares to be issued upon exercise of the Warrants
(A) have been, or will be at the time of issuance, duly and validly authorized,
(B) have been or will be at the time the corresponding Warrants are issued, duly reserved for issuance upon the exercise of the Warrants from time to time in accordance with the terms of the Warrants and the Warrant Agreement, (C) will be when issued and delivered against payment therefor at the time of the exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement duly and validly issued, fully paid and non-assessable, (D) have been, or will be at the time the corresponding Warrants are issued, registered under the Act and (E) will not at the time of receipt by the holder of the corresponding Warrants be subject to any restrictions on transfer or sale, except any restrictions imposed by applicable securities laws; and the stockholders of the Company have no preemptive rights with respect to the Warrants or the Warrant Shares to be issued upon exercise thereof.

           (m) The issue and sale of the Shares, Warrants and Warrant Shares to be sold by the Company hereunder and the compliance by the Company with all the provisions of this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations which, individually or in the aggregate, would not have a material adverse effect on the general affairs, management, financial position, prospects, stockholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Effect"), nor will such action by the Company result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, Warrants and Warrant Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Warrant Agreement, except the registration under the Act of the Shares, Warrants and Warrant Shares and such consents, approvals, authorizations, registrations or qualifications as maybe required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares, Warrants and Warrant Shares by the Purchaser.

           (n) Neither the Company nor any of its subsidiaries is in violation of its Certificate of

Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note or any contract, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

           (o) The statements made in the Final Prospectus under the caption "Description of Securities", insofar as they purport to constitute a summary of the terms of the Shares, Warrants and Warrant Shares, and under the caption "Underwriting--Purchase Agreement" are accurate and fair summaries.

           (p) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such proceedings to the best of the Company's knowledge are threatened or contemplated by governmental authorities or threatened by others.

           (q) The Company and its subsidiaries have filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due (except taxes being contested in good faith as to which adequate provisions have been made to the extent required by GAAP), and there is no material tax deficiency which has been or might reasonably be expected to be asserted against the Company or any of its subsidiaries.

           (r) Neither the Company, any of its subsidiaries nor any predecessor of any of the foregoing has authorized or conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product (including crude oil or any fraction thereof, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law) (collectively, "Hazardous Materials") on, in or under any real property leased, owned, used, operated or by any means controlled by the Company or any subsidiary (the "Real

Property") which, in the case of any of the foregoing, is required to be disclosed (directly or by incorporation by reference) in the Final Prospectus, or in any of the Company's filings required under the Exchange Act, and which is not so disclosed in accordance with such requirements; the Real Property and the Company's and each subsidiary's, as the case may be, operations are in compliance in all material respects with all federal, state and local laws, ordinances, rules and regulations relating to health, safety and the environment (collectively, "Environmental Laws"); the Company and each subsidiary has all licenses, permits and authorizations required to be had under any Environmental Law, and is and has operated in compliance therewith, except for such of the foregoing as, individually or in the aggregate, would not have a Material Adverse Effect; except as described in the Final Prospectus, neither the Company nor any of its subsidiaries has received any written or oral notice from any governmental entity or third party, and there is no pending or threatened, and there are no circumstances with respect to the Real Property or the operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of any, claim, litigation or any administrative agency proceeding that: (1) alleges a violation of any Environmental Laws by the Company or any subsidiary, (2) alleges the Company, any subsidiary or any predecessor of any of the foregoing has any indemnity or similar obligation is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601, et seq. or any state superfund law, (3) alleges possible
                    -- ---
contamination of the environment by the Company or any subsidiary or (4) alleges possible contamination of the Real Property, except for such of the foregoing as, individually or in the aggregate, would not have a Material Adverse Effect.

           (s) No labor dispute with the employees of, or representatives of employees of, the Company or any of its subsidiaries exists or, to the best of its knowledge, is imminent, and the Company is not aware of any existing or reasonably foreseeable labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which, in any such case, might be expected to result in any Material Adverse Effect.

           (t) The Company and its subsidiaries each owns or possesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks and trade names presently employed by it in connection with the business now operated by them, and neither the Company nor any subsidiary has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

           (u) There are no transactions with affiliates, as defined in Rule 405 under the Act, which are required to be disclosed in the Final Prospectus that are not fairly disclosed therein.

           (v) The Company is not and, after giving effect to the offering and sale of the Shares, Warrants and Warrant Shares, will not be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act; and neither the Company nor any affiliated entity is directly or indirectly controlled by or acting on behalf of any person that is such a company or trust.

           (w) The Shares and Warrant Shares have been, or at time of issuance will be, approved for quotation on Nasdaq under the symbol "CYTO".

           (x) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of Florida Statutes (Chapter 92-198, Laws of Florida).

           (y) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

           7.  The Company agrees with the Purchaser:

           (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereto to become effective to the extent required to fulfill the terms of this Agreement if not already effective. Prior to the termination of the offering of the Shares, Warrants and

Warrant Shares, the Company will not file any amendment of a Registration Statement or any supplement to a Basic Prospectus (including a Final Prospectus and including any documents to be incorporated by reference therein) unless the Company has furnished the Purchaser a copy for review by the Purchaser prior to filing and will not file any such proposed amendment or supplement to which the Purchaser reasonably objects within five Business Days of such furnishing thereof. Subject to the foregoing sentence, the Company will cause each Final Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the initial Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when any Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Shares, Warrants and Warrant Shares or prior to the termination of this Agreement, any new Registration Statement or amendment to a Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of a Registration Statement or supplement to any Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares, Warrants and Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

           (b) Promptly from time to time to take such action as the Purchaser may reasonably request to qualify the Shares, Warrants and Warrant Shares for offering and sale under the securities laws of such jurisdictions as the Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, Warrants and Warrant Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

           (c) To furnish the Purchaser, without charge, with copies of each Registration Statement (including exhibits thereto) and any Final Prospectus, and any supplement thereto, in such quantities as the Purchaser may from time to time reasonably request, and, if at any time any event shall have occurred as a result of which a Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement a Final Prospectus in order to comply with the Act or the Exchange Act and the respective rules and regulations thereunder, to notify the Purchaser and upon the Purchaser's request to prepare and file (subject to the second sentence of Section 7(a) hereof) with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and furnish without charge to the Purchaser and to any dealer in securities as many copies as the Purchaser may from time to time reasonably request of such amendment or supplement.

           (d) To make generally available to its security holders as soon as practicable, but in any event not later than 18 months after each effective date of each Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act).

           (e) During the period beginning at the Execution Time and continuing until two years after the First Effective Date (and during any Pricing Period subsequent to such date) unless this Agreement is earlier terminated, not to, and not to permit any of its subsidiaries to, offer, sell, pledge, contract to sell or otherwise dispose of, directly or indirectly, or announce any such offer, sale, pledge, contract or other disposition, or cause to be filed with the Commission a registration statement under the Act relating to, any securities of the Company or any of its subsidiaries that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive the Shares or any such substantially similar securities (other than (i) pursuant to employee stock option plans, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (iii) an equity investment by the other party or partner to, and in connection with, any license agreement, research and development agreement, joint-venture or other similar corporate alliance, (iv) pursuant to the Amended and Restated Agreement with Fletcher Capital Markets, Inc. dated as of May 6, 1994, or (v) in connection with a merger or acquisition, which transaction shall be governed by
Section 7(j) hereof) without the prior written consent of the Purchaser.

           (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

           (g) So long as this Agreement shall not have been terminated and during the period that any Warrants are outstanding, to furnish to the Purchaser copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Purchaser (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, Nasdaq or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

           (h) That, if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in a Final Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

           (i) On each date on which any Registration Statement or any Final Prospectus shall be amended or supplemented to include additional financial information as a result of the filing with the Commission of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q or Current Report on Form 8-K (to the extent the Form 8-K relates to events specified in Item 2 of Form 8-K or includes financial statements or information pursuant to Item 7 of Form 8-K), the Company shall cause Arthur Andersen LLP concurrently to furnish the Purchaser with a letter, dated such date, in form and substance satisfactory to the Purchaser, to the effect set forth in Annex I hereto but modified to relate to the Registration Statement and such Final Prospectus as amended or supplemented at such date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

           (j) Not to merge or consolidate with or into, or sell, transfer or lease all or substantially all its property to, any other entity, unless, in the case of a merger or consolidation, the Company shall be the surviving entity or, in the case of a merger or consolidation of the Company with a subsidiary thereof, no reclassification, capital reorganization or other change of outstanding securities shall result therefrom. Notwithstanding the foregoing, upon any merger or consolidation of the Company or sale or other conveyance of all or substantially all of its assets, the Purchaser shall have the right to terminate this Agreement.

           (k) During the period beginning on any Pricing Period Commencement Date and ending on the related Closing Date, not to:

           (i) issue Shares by dividend or other distribution on any stock of the Company for no consideration or effect a stock split or reverse stock split of the outstanding Shares;

           (ii) permit to occur any reclassification, capital reorganization or other change of outstanding Shares (other than a change in par value or as a result of an issuance of Shares by way of dividend or other distribution);

          (iii) issue or distribute to all or substantially all holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets, if such issuance or distribution does not constitute a cash dividend or distribution out of surplus or net profits and earnings legally available therefor; and

           (iv) issue or distribute any evidence of indebtedness, securities, cash or property or other assets, or make any distribution of any kind whatsoever, in any year in an amount in excess of the Company's earnings and profits for such year;

            (l) From and after any delivery of a Takedown Notice and through the related Closing Date, and thereafter to the extent the Purchaser is engaged in a distribution (as such term is used in Rule 10b-6 under the Exchange Act) of any Shares and Warrants delivered to the Purchaser on such Closing Date, not to, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, either alone or with one or more other persons, to bid for or purchase for any account in which the Company has a beneficial interest, any Shares or Warrants (or any security of the same class or series), or any right to purchase any Shares or Warrants (or any security of the same class or series), or to attempt to induce any person to purchase any Shares or Warrants or right (or any security of the same class or series) .

            (m) To use its best efforts to have the Shares and Warrant Shares issued hereunder quoted on Nasdaq.

            (n) Subject to the limitations set forth in Section 6(a), the Company shall file an additional Registration Statement (and use its best efforts to cause such Registration Statement to become effective) to register Shares, Warrants and Warrant Shares to be issued pursuant to this Agreement at any time when the remaining aggregate dollar amount of Shares, Warrants and Warrant Shares that can be issued under any effective Registration Statement is less than $2,000,000.

           (o) For (i) the period of 18 months after the termination of this Agreement, at the expense of the Company, and (ii) the period thereafter, at the expense of the Purchaser, in connection with any sale of the Warrants or Warrant Shares by the Purchaser, the Company shall upon request of the Purchaser, obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Purchaser), addressed to the Purchaser covering to the extent applicable, the matters set forth in Section 9(c) of this Agreement, provided, however, the Company shall
                                         --------  -------
not be obligated to obtain more than four opinions during any fiscal year.

           8. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid upon demand the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares, Warrants and Warrant Shares under the Act and all other expenses in connection with the preparation, printing and filing of a Registration Statement and any Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares, Warrants and Warrant Shares; (iii) all expenses in connection with the qualification of the Shares, Warrants and Warrant Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares, Warrants and Warrant Shares; (v) the cost of preparing stock and warrant certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all out-of-pocket expenses of the Purchaser, including fees and disbursements of counsel (and an estimate of such fees and disbursements shall be provided to the Company on a weekly basis, if so requested), stock transfer taxes on resale of any Shares, Warrants and Warrant Shares by the Purchaser and advertising expenses connected with any offers the Purchaser may make, incurred in connection with the performance of its obligations hereunder; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8.

           9. The (i) effectiveness of this Agreement, (ii) commencement of each Pricing Period on the related Pricing Period Commencement Date and (iii) obligations of the Purchaser hereunder as to the purchase of Shares and Warrants to be delivered at each Closing Date shall be subject, in each case in the sole judgement of the Purchaser, to the satisfaction, at and as of each of (unless otherwise indicated) the First Effective Date, 8:30 a.m. New

York City Time on such Pricing Period Commencement Date and 10:00 a.m. New York City Time on such Closing Date, of the following conditions:

           (a) all representations and warranties of the Company herein shall be true and correct;

           (b) the Company shall have performed in all material respects all its obligations hereunder theretofore to be performed;

           (c) On the First Effective Date and on each Closing Date, Dechert, Price & Rhoads, counsel for the Company, shall have furnished to the Purchaser their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to the Purchaser, to the effect that:

           (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Final Prospectus;

          (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company;

         (iii) each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all the outstanding shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned beneficially and of record by the Company or one of its subsidiaries, free and clear of all liens, encumbrances, or adverse claims;

          (iv) the Company has an authorized capitalization as set forth in the Final Prospectus, and the Shares (including, in the case of such opinion to be delivered on any Closing Date, the Shares to be sold by the Company on such Closing Date) have been duly and validly authorized and issued and are fully paid and nonassessable and have been admitted for quotation on Nasdaq;

           (v) this Agreement has been duly authorized, executed and delivered by the Company;

          (vi) the Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to appropriate creditors' rights and equitable exceptions to enforceability;

         (vii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and Warrants or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and Warrants, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Purchaser;

        (viii) the statements made in the Final Prospectus under the caption "Description of Securities", insofar as they purport to constitute a summary of the terms of the Shares, Warrants and Warrant Shares, and under the caption "Underwriting--Purchase Agreement", fairly summarize in all material respects the matters therein described;

          (ix) to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

           (x) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

          (xi) the issue and sale of the Shares and Warrants subject to the related Takedown and the compliance by the Company with all the provisions of this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated: (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the Exhibit List to a Registration Statement or any document incorporated by reference therein to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would have a Material Adverse Effect; (b) will not result in any violation of the provisions of the (A) Certificate of Incorporation or By-Laws of the Company or (B) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any violation under applicable state securities laws or Blue Sky laws, as to which such counsel need not express any opinion;

         (xii) in the case of such opinion to be delivered on any Closing Date, the Warrants to be issued (A) have been, or will be at the time of issuance, duly and validly authorized, (B) will be duly executed and issued by the Company and duly countersigned by the Warrant Agent and constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to appropriate exceptions for creditors' rights and principles of equity, (C) have been registered under the Act, and (D) are not subject to any restrictions on transfer or sale, except any restrictions imposed by applicable securities laws; and the stockholders of the Company have no preemptive rights with respect to the Warrants under the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, or to the knowledge of such counsel, any other documents or agreements; and

        (xiii) in the case of such opinion to be delivered on any Closing Date, the Warrant Shares to be issued upon exercise of the Warrants (A) have been, or will be at the time of issuance, duly and validly authorized, (B) have been duly reserved for issuance upon the exercise of the Warrants from time to time in accordance with the terms of the Warrants and the Warrant Agreement, (C) will be at the time of the exercise of the Warrants in accordance with the terms thereof duly and validly issued, fully paid and non-assessable, (D) have been registered under the Act, and (E) will not at the time of receipt by the holder of the corresponding Warrants be subject to any restrictions on transfer or sale, except any restrictions imposed by applicable securities laws; and the stockholders of the Company have no preemptive rights with respect to the Warrants or the Warrant Shares to be issued upon exercise thereof under the provisions of the Certificate of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, or to the knowledge of such counsel, any other documents or agreements.

           In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the United States, Delaware and New York.

           In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Purchaser, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus (except as to (viii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the discussions with, and representations and opinions of, officers and other representatives of the Company), no facts have come to the attention of such counsel which causes such counsel to believe that: (i) the Registration Statement and the Final Prospectus (except the financial statements and other information of an accounting nature included therein, as to which such counsel need express no opinion) were not appropriately responsive, in all material respects, to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) the Registration Statement at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, at the date thereof, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that such counsel need express no comment with respect to the financial statements, schedules and other financial data included in the Registration Statement or Final Prospectus.

           (d) Cravath, Swaine & Moore, counsel for the Purchaser, shall have furnished to the Purchaser such opinions or letters, dated the respective date of delivery thereof, with respect to the issuance and sale of the Shares, Warrants and Warrant Shares, the Registration Statement and the Final Prospectus, as well as such other matters relating to the transactions contemplated hereby as the Purchaser may request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

           (e) On the First Effective Date, on each Pricing Period Commencement Date and on each Closing Date, Arthur Andersen LLP shall have furnished to the Purchaser a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Purchaser, to the effect set forth in Annex I hereto;

           (f) (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus, and (ii) since the respective dates as of which information is given in the Final Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, general affairs, business, operations, properties, management, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause
(i) or (ii), is in the Purchaser's sole judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares and Warrants subject to the related Takedown on the terms and in the manner contemplated in the Final Prospectus;

           (g) (i) no downgrading shall have occurred in the rating accorded the Company's existing or proposed debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

           (h)  there shall not have occurred any of the
following:   (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the securities of the Company or any of its subsidiaries on Nasdaq; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iv) in the Purchaser's judgment makes it impracticable or inadvisable to proceed with the resale of, or the delivery of, the Shares and Warrants being delivered at such Closing Date on the terms and in the manner contemplated in the Final Prospectus;

           (i) on such Closing Date, the Shares to be sold by the Company on such Closing Date shall have been admitted for quotation on Nasdaq;

           (j) at the First Effective Date (and within 10 days after the election or appointment of each executive officer that is a member of the Management Committee or director elected or appointed after the Execution Time), the Company shall have obtained and delivered to the Purchaser executed copies of an agreement from each executive officer that is a member of the Management Committee and director of the Company, in a form satisfactory to the Purchaser, to the effect that, during the period beginning at the First Effective Date and continuing until two years thereafter, such executive officer or director will not offer, sell, pledge, contract to sell or otherwise dispose of, directly or indirectly, or announce any such offer, sale, pledge, contract or other disposition, or cause to be filed with the Commission a registration statement under the Act relating to, except as provided hereunder, any securities of the Company or any of its subsidiaries that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive the Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) without the prior written consent of the Purchaser; provided, however, upon five
                                            --------  -------
Business Days' prior written notice to the Purchaser, such executive officer or director may sell securities of the Company at any time not included within a Pricing Period (and the Business Day immediately preceding a Pricing Period). The agreement of any executive officer or director under this paragraph (j) shall terminate 30 days after the date such person no longer serves the Company in such capacity, provided that the Company furnishes prior written notice to Purchaser of such termination of service.

           (k) the Company shall have furnished or caused to be furnished to the Purchaser on the First Effective Date, on such Pricing Period Commencement Date and on such Closing Date, certificates of officers of the Company, satisfactory to the Purchaser, (i) as to the accuracy of the representations and warranties of the Company herein, on and as of the First Effective Date, Pricing Period Commencement Date or Closing Date, as the case may be, (ii) as to the performance by the Company of all its obligations hereunder to be performed on and as of the First Effective Date, on or prior to such Pricing Period Commencement Date, and on or prior to such Closing Date, as the case may be,
(iii) as to
the matters set forth in paragraphs (f), (g), (h), (i) and (m) of this Section 9, and as to such other matters as the Purchaser may reasonably request;

           (l) (i) prior to 10:00 a.m. New York City Time of each Business Day of any Pricing Period, the Company shall make available to the Purchaser the Chief Financial Officer and Vice President/Operations of the Company (or other appropriate financial and operations officials of senior management acceptable to the Purchaser) for a due diligence update telephone conference call and (ii) at dates, times and locations reasonably specified by the Purchaser, the Purchaser and its counsel shall have conducted such investigations, inquiries and conferences with such directors, officers, employees and agents (including, without limitation, outside accountants and counsel) of the Company and its subsidiaries, been furnished and reviewed such documentation of the Company and its subsidiaries and conducted such other procedures, as the Purchaser and its counsel deem necessary, in their discretion, to have a satisfactory "due diligence" defense under Sections 11 and 12(2) of the Act;

           (m) no statute, rule, regulation, executive order, decree, ruling or injunction (either temporary, preliminary or final) shall have been enacted, entered, promulgated or endorsed by any court of competent jurisdiction or governmental authority or self-regulatory organization of competent jurisdiction, which prohibits the consummation of any of the transactions contemplated by this Agreement or a Final Prospectus or limits any trading activities permitted or otherwise contemplated by this Agreement or a Final Prospectus. The Purchaser shall have no reasonable grounds to believe that, as a result of a change in any applicable statutory or regulatory provision or as a result of a current or future interpretation of any current or future statutory or regulatory provision by the respective staffs of the Commission, NASD or any other applicable governmental or regulatory body or self-regulatory organization, the transactions (including, without limitation, the trading activities described in a Registration Statement and the pricing mechanism described in Section 2 hereof) contemplated or permitted by this Agreement may be limited in any material respect, the Purchaser may become liable for any incremental charge or other expense beyond those currently applicable as a result of the transactions contemplated by this Agreement or a Final Prospectus, or the Purchaser's net capital obligations may be materially increased beyond those currently applicable with respect to this Agreement;


           (n) on such Pricing Period Commencement Date, the Purchaser shall be satisfied, in its sole judgment, (i) with the condition (financial or other), earnings, general affairs, business, operations, properties, management, stockholders' equity, results of operations and prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and (ii) that no condition or circumstance (including, without limitation, any economic, political, legal, tax and regulatory condition within or outside the United States) exists, or may, during the Pricing Period, exist, that adversely affects, or will adversely affect, the price or value of securities, including, without limitation, the Shares, on the New York Stock Exchange or Nasdaq or prevent or restrict settlement of transactions in the Shares on Nasdaq; and

           (o) on or prior to such Pricing Period Commencement Date and on or prior to such Closing Date, if the related Final Takedown Amount is proposed to (or will) exceed $500,000, the Company shall have furnished to the Purchaser such further information, certificates and documents and satisfied such other conditions as the Purchaser may reasonably request.

           10. The obligations of the Company hereunder as to the sale of Shares and Warrants to be delivered to the Purchaser at each Closing Date shall be subject to the satisfaction, in each case in the sole judgment of the Company, at and as of each Closing Date, of the following conditions:

           (a)  the representations and warranties of the Purchaser set forth in
Section 4 hereof shall be true and correct;

           (b) the Purchaser shall have performed in all material respects all its obligations hereunder theretofore to be performed; and

           (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority or competent jurisdiction which prohibits consummation of any of the transactions contemplated by this Agreement.

           11. (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, Warrants and Warrant Shares as originally filed or in any amendment thereof or supplement thereto, or in the Basic Prospectus or a Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be
                               --------  -------
liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser specifically for inclusion therein; and provided further that the foregoing
                                        -------- -------
indemnity agreement with respect to any Final Prospectus shall not inure to the benefit of the Purchaser if it is conclusively determined by a court of competent jurisdiction not subject to appeal that a copy of a Final Prospectus was not sent or given by or on behalf of the Purchaser to the purchaser of the Shares, Warrants or Warrant Shares who has asserted a claim, if required by law to have been so delivered, at or prior to the written confirmation of the sale of Shares, Warrants or Warrant Shares to such person, and if a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

           (b) The Purchaser will indemnify and hold harmless the Company to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to information furnished in writing to the Company by the Purchaser specifically for inclusion therein. The Company hereby acknowledges that the only information so furnished by the Purchaser to the Company is the name of the

Purchaser at the bottom of the outside front cover of the prospectus supplement included in a Final Prospectus.

           (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

           (d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the sale of the Shares, Warrants and Warrant Shares under this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the Purchase Amount bears to the aggregate of the total discounts and commissions, the fair market value of the Warrants and the Commitment Fee and the Continuation Fee received by the Purchaser with respect to the Shares and Warrants sold under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by the Purchaser exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each underwriter, within the meaning of the Act, who may purchase from or sell for the Purchaser any Shares, Warrants or Warrant Shares, and to each person, if any, who controls the Purchaser or any such underwriter within the meaning of the Act; and the obligations of the Purchaser under this Section 11 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

           12. (a) At any time during the Diligence Period, the Purchaser or the Company may terminate this Agreement and neither the Purchaser nor the Company shall have any further obligations hereunder, including payment of the Termination Fee; provided, however, the Company shall be required to pay the
                 --------  -------
out-of-pocket expenses of the Purchaser, including the fees and disbursements of counsel.

           (b) This Agreement may be terminated at any time as to any portion of the Purchase Amount not yet utilized hereunder by either party hereto at any time upon 10 Business Days' written notice to the other party. Notwithstanding the foregoing sentence, this Agreement may not be terminated as to any portion of the Purchase Amount not yet utilized but as to which a Takedown has been agreed to by the Company and the Purchaser.

           (c) This Agreement may be terminated by the Purchaser at any time as to any balance of the Purchase Amount not yet utilized hereunder (i) if in the Purchaser's sole judgment there occurs a material adverse change in the financial condition, results of operations, or business or prospects of the Company since the date hereof or (ii) upon the occurrence of any event described in Section 9(g), Section 9(h), Section 9(i) or Section 9(m) hereof.

           (d) This Agreement may be terminated by the Company, without any obligation to pay the Termination Fee, or by the Purchaser if the Commission makes a determination that the Purchaser is in violation of any Federal securities law or regulation thereunder in connection with any distribution of securities hereunder.

           (e) Notwithstanding the foregoing, in any event this Agreement shall terminate two years after the First Effective Date, other than with respect to which a Takedown has been agreed to by the Company and the Purchaser.

           13. Each of the Company and the Purchaser shall have the right to approve before issuance any press release or other public announcement or statement with respect to any of the transactions contemplated hereby. During any Pricing Period, the Company shall not make any press release or public announcement without providing the Purchaser with notice of the substance thereof a reasonable time prior to such release or announcement.

           14. The failure of the Company to comply with any representation, warranty, statement or condition with respect to the Execution Time, any Effective Date or any Business Day during a Pricing Period, any Pricing Period Commencement Date or any Closing Date, and any waiver of such failure by the Purchaser, shall not affect the Company's obligations to comply with any representation, warranty, statement or condition with respect to any other Effective Date, any other Business Day during a Pricing Period, any other Pricing Period Commencement Date or any other Closing Date.

           15. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares, Warrants and Warrant Shares.

           16. If this Agreement shall be terminated pursuant to Section 5(b) or Section 12 hereof, the Company shall not then be under any obligation or liability to the Purchaser except as provided in Section 5, Section 7, Section 8 and Section 11 hereof. Notwithstanding any termination of this Agreement, the provisions of this Agreement addressing the registration and exercise terms of the Warrants and the issuance and registration of the Warrant Shares shall remain in effect as to any outstanding Warrants and related Warrant Shares; provided, however, this requirement shall expire three years after the last
- --------  -------
Closing Date under this Agreement.

           17. In the event any provision of this Agreement or the Warrant Agreement is not permitted, allowed or approved by the Commission, Nasdaq, the NASD, any state securities commission or any other similar regulatory body or organization, the Company and the Purchaser agree to use their best efforts to amend the applicable terms of this Agreement or the Warrant Agreement in order to obtain such required approval.

           18. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to Nomura Securities International, Inc., 2 World Financial Center, Building B, New York, New York 10281-1198, Attention:
U.S. Corporate Finance-Paul L. McDermott, facsimile: (212) 667-1045, with a copy to the attention of the Legal Department, Charles K. Whitehead, facsimile: (212) 667-1024; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company at the address of the Company set forth in the Registration Statement, Attention: T. Jerome Madison. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

           19. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser and the Company and, to the extent provided in Sections 11 and 14 hereof, each underwriter, within the meaning of the Act, who may purchase from or sell for the Purchaser any Shares, Warrants or Warrant Shares, the officers and directors of the Company and each person who controls the Company or the Purchaser or any such underwriter within the meaning of the Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares, Warrants or Warrant Shares from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

           20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law rules).

           21. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and, upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.

                                                Very truly yours,


                                                CYTOGEN CORPORATION,

                                                  by /s/ T. Jerome Madison
                                                   __________________________
                                                   Name: T. Jerome Madison
                                                   Title: Vice President,
                                                   Chief Financial Officer
                                                   and Secretary


Accepted as of the date hereof
at New York, New York:

NOMURA SECURITIES INTERNATIONAL, INC.,

 by /s/ Paul L. McDermott
  _____________________________
  Name: Paul L. McDermott
  Title: Managing Director

                                                                         ANNEX I



           Pursuant to Section 7(i) and Section 9(e) of this Agreement, the accountants shall furnish letters to the Purchaser to the effect that:

           (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) in their opinion, the financial statements, any supplementary financial information and schedules and pro forma financial information examined by them and included or incorporated by reference in the Registration Statement or the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations thereunder; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Purchaser;

         (iii) the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Final Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (iv) on the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as are customarily made or carried out by such firm in connection with public offerings and sales of equity securities (such inquiries and procedures to be specified in such letter), nothing came to their attention that caused them to believe that:

           (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

           (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

           (C) the unaudited financial statements which were not included in the Final Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Final Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

           (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

           (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Final Prospectus, except in each case for changes, increases or decreases which the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

           (F) for the period from the date of the latest financial statements included or incorporated by reference in the Final Prospectus to the specified date referred to in clause (E), there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchaser, except in each case for increases or decreases
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                                                                              44

     which the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

           (G) the financial and other information included in the Final Prospectus under the headings "Selected Financial Data", "Supplementary Financial Information", "Executive Compensation" and "Ratio of Earnings to Fixed Charges" or incorporated by reference into the Registration Statement is not in conformity with the disclosure requirements of Regulation S-K.

           (v) in addition to the examination referred to in their reports included or incorporated by reference in the Final Prospectus and the limited procedure, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchaser which are derived from the general accounting records of the Company and its subsidiaries which appear in the Final Prospectus and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.